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                        MATERIAL CONTRACTS - EXHIBIT 10C

                              THOR INDUSTRIES, INC.
                         SELECT EXECUTIVE INCENTIVE PLAN

                          EFFECTIVE SEPTEMBER 29, 1997

Thor Industries, Inc.
419 West Pike Street
Jackson Center, Ohio   45334


SECTION 1. PURPOSE.
-------------------

         1.1. THOR Industries, Inc., a Delaware corporation, (the "Company"), hereby establishes this THOR Industries, Inc. Select Executive Incentive Plan (the "Plan") for the purpose of providing its eligible executives with supplemental deferred compensation in addition to the current compensation earned under the Company's Management Incentive Plan ("MIP"). It is intended that the Plan shall constitute an unfunded deferred compensation arrangement for the benefit of a select group of management or highly compensated employees of the Company and its designated subsidiaries and affiliates for purposes of the federal income tax laws and the Employee Retirement Income Security Act of 1974 ("ERISA") and all documents, agreements or instruments made or given pursuant to the Plan shall be interpreted so as to effect such intent.

SECTION 2. ELIGIBILITY.
-----------------------

         2.1. ELIGIBLE EXECUTIVES. Each employee of the Company or member of the board of directors, who is designated by the Compensation Committee of the board of directors of the Company (the "Compensation Committee") as an eligible executive (the "Eligible Executive") shall participate in the Plan effective as of the later of the following:

         (a) The date determined by the Compensation Committee.

         (b) The date the Eligible Executive is formally notified that the Eligible Executive is a participant.

         2.2. DESIGNATED SUBSIDIARIES AND AFFILIATES. For purposes of this Plan, the term "Company" shall include any subsidiary or affiliate of the Company which is designated by the Compensation Committee as an employer whose executives will be eligible to participate in this Plan.


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SECTION 3.   DEFERRED COMPENSATION AMOUNTS.
-------------------------------------------

         3.1. DEFERRED COMPENSATION CREDITS. For each Plan year of participation, an Eligible Executive employed by the Company shall be credited with the amount(s), if any, determined by the Compensation Committee. The amount to be credited to any Eligible Executive shall be determined in the sole discretion of the Compensation Committee, and may be $0 for any Plan year.

         3.2. TIMING OF DEFERRED COMPENSATION CREDITS. The Company may, in its sole discretion, determine the date or dates that the deferred compensation amounts shall be credited to the Eligible Executives' accounts.

         3.3. MID-YEAR PARTICIPATION. If an Eligible Executive becomes a participant during the year, the Company may, in its sole discretion, credit pro-rata amounts to the Eligible Executive.


SECTION 4.  CREDITING OF DEFERRED COMPENSATION.
-----------------------------------------------

         4.1. ACCOUNT FOR PARTICIPANT. All amounts determined pursuant to
Section 3 shall be credited to an account for such Eligible Executive. Such accounts shall also be credited with earnings and losses in accordance with
Section 5. The amount to be paid to an Eligible Executive from the Plan in accordance with Section 7 shall be based on an amount equal to the Vested Balance of the Eligible Executive's account, as determined under Section 6, at the time of payment.

SECTION 5.  INVESTMENT CREDIT.
------------------------------

         5.1. CREDIT BASED ON INDEX FUNDS. Subject to Section 5.2, any Company contributions pursuant to Section 4.1, shall be credited with earnings as if the amounts were invested in specific investment funds selected by the Administrative Committee (index funds). The Administrative Committee, in its sole discretion, may establish a procedure allowing any Eligible Executive to request that earnings be credited for his or her account with respect to the results of one or more of the index funds selected by the Administrative Committee, and the basis upon which such earnings credits shall be determined. The procedure may specify the frequency with which Eligible Executives may change their investment index requests. If the Eligible Executive fails to request one or more of the index funds, a default index fund, as selected by the Administrative Committee, will provide the earnings credits.

         5.2. COMPANY DISCRETION TO FOLLOW INSTRUCTIONS. The Administrative Committee shall not be obligated to comply


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with, nor be liable for any failure to comply with, the investment request of any Eligible Executive. The Administrative Committee shall have sole discretion whether or not to credit earnings with regard to the results of one or more of the index funds to the account of any Eligible Executive in the manner requested by the Eligible Executive under this Section 5.

         5.3. INFORMAL FUNDING. The Company may informally fund its obligations under the Plan in any manner that it chooses and shall not be required to invest any amounts in any particular investment, including any index fund. The Company may, without limitation, purchase life insurance or any security or other property to fund its obligations under the Plan.

SECTION 6.  VESTING OF ACCOUNT BALANCE.
---------------------------------------

         6.1. VESTED BALANCE. The amount payable to the Eligible Executive at any time shall be equal to the vested portion of the Eligible Executives account (the "Vested Balance"). The Vested Balance at any time shall be equal to the Eligible Executive's account balance multiplied by the Vesting Percentage determined under Section 6.2 and further reduced by the non-competition forfeiture determined under Section 6.3, if any.

         6.2. VESTING PERCENTAGES. The Eligible Executive's account balance shall be vested based upon the Eligible Executive's plan years of participation, as follows:


                    COMPLETED PLAN YEARS               VESTING PERCENTAGE
                    --------------------               ------------------
                    Less than six                      0%
                    Six or more                        100%

         Provided that the Vesting Percentage shall be 100% for any participant who attains age 65 or dies.

         6.3. NON-COMPETE AND FORFEITURE.

         (a) NON-COMPETE, NON-SOLICITATION AND NON-DISCLOSURE FORFEITURE. If, during the Eligible Executive's participation in this Plan, and for a period of eighteen (18) months after termination of employment with the Company for any reason, the Eligible Executive competes with the Company (as defined in Section 6.3(b)), or violates the non-solicitation or non-disclosure provisions of 6.3(b) hereof, the Eligible Executive shall forfeit one-hundred percent (100%) of his or her Vested Balance under the Plan.

         (b) NON-COMPETITION DEFINITION. For purposes of this Plan, the Eligible Executive shall be deemed to have competed with the Company if, in the sole discretion of the Compensation Committee, the Eligible Executive, within the United States or Canada, directly or indirectly, (1) owns (as a proprietor, partner, shareholder, or



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otherwise) an interest in, or (2) participates (as an officer, director, or in any other capacity) in the management, operation, or control of, or (3) performs services as or acts in the capacity of an employee, independent contractor, consultant, or agent of, any enterprise engaged, directly or indirectly, in the business of production and/or marketing recreation vehicles and buses by the Company except with prior written consent of the Company. The Eligible Executive will not, directly or indirectly, employ or solicit the employment by any employee of the Company who was such an employee at the time of termination of the Eligible Executive's employment hereunder or within six (6) months prior thereto, nor will the Eligible Executive disclose to any third party any confidential matter not readily available to the public.

         (c) ADDITIONAL FORFEITURE PROVISIONS. The Eligible Executive may, in the sole discretion of the Compensation Committee, forfeit his or her entire Vested Balance under the Plan if convicted or plead guilty in a court involving a felony or misdemeanor relating to the Company or its business or which negatively affects the Company's reputation. In addition, the Compensation Committee may cause the forfeiture of the Vested Balance if it is determined by a court that the Eligible Executive has breached his or her fiduciary duty to the Company.

SECTION 7. PAYMENT OF DEFERRED COMPENSATION.
--------------------------------------------

         7.1. PAYOUT ELECTION. At the time an Eligible Executive first participates in the Plan, such participant shall file a Payout Election Form designating the form in which payment of benefits shall be made following termination of employment. Such election shall apply to the Eligible Executive's entire Vested Balance. Payment shall be made in a lump sum unless the participant requests one of the following forms, as specified in the Payout Election Form:

                  (a) Substantially equal annual installments for five years.

                  (b) Substantially equal annual installments for ten years.

                  (c) Any other actuarially equivalent form of payment that the Administrative Committee may approve.

         7.2. CHANGE IN FORM OF PAYMENT. An Eligible Executive may change the form of payment specified in the Payout Election Form by submitting to the Administrative Committee an amended Payout Election Form that adequately identifies the Payout Election Form that is to be changed and specifies the form of payment, as amended. To be effective, the amended Payout Election Form must be received by the Administrative Committee at least twelve (12) months before the date of termination of employment. Payment dates may not be changed.

         7.3. PAYMENT TO EXECUTIVE. Except as provided in Sections 6.3(c), 7.4,
7.6 and 8, the Vested Balance of an Eligible Executive's account under the Plan shall be paid after



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the end of the eighteenth (18th) complete calendar month following the Eligible
Executive's termination of employment with the Company.

         7.4. HARDSHIP WITHDRAWALS. The Administrative Committee may, in its sole discretion, allow an Eligible Executive to be paid an amount equal to all or any portion of the Eligible Executive's Vested Balance in the event of an unforeseen emergency caused by an event beyond the control of the Eligible Executive that would result in severe financial hardship to the Eligible Executive, such as the following:

                  (a) Illness or accident of the Eligible Executive or a dependent under Internal Revenue Code section 152(a).

                  (b) Loss of the Eligible Executive's property due to casualty.

                  (c) Other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Eligible Executive.

         The payment will be limited to the amount necessary to meet such unforeseen emergency. Financial hardship and the amount necessary to meet the emergency will take into consideration all available assets of the Eligible Executive, including but not limited to, assets that can be liquidated, available credit, insurance and other reimbursements, and termination of deferral of compensation to the extent allowable. Payments to the Eligible Executive under this Section 7.4 shall reduce the Eligible Executive's account balance under the Plan.

         7.5. DISABILITY. An Eligible Executive who becomes temporarily disabled while employed or becomes eligible to receive long-term disability benefits under a plan maintained by the Company shall be treated as employed, and no payments will be made under this Plan under elections to receive benefits at termination of employment. If disability benefits stop and disability continues the Eligible Executive shall be treated as terminated.

         7.6. DEFERMENT IN CASE OF NON-DEDUCTIBILITY. To the extent that the payment of all or a portion of an Eligible Executive's account would not be deductible by the Company for federal income tax purposes, the Company may defer payment of all or a portion of the account to the earliest one or more subsequent calendar years in which the payment of such amounts would be deductible by the Company. Deductibility shall not be determined by whether or not the Company would receive any benefit from the deduction.

         7.7. INCAPACITY. If the Administrative Committee finds that any person to whom any amount is payable hereunder is unable to care for his or her affairs because of illness or accident, then the Administrative Committee, if it so elects, may direct that any payment due him or her (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof, be paid or applied for the benefit of



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such person (or such person's spouse, children or other dependents), to an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Administrative Committee may deem proper. Any such payment shall be in complete discharge of the Company's obligations under this Plan.

         7.8 TERMINATION OF DIRECTORS. For Eligible Executives who participate in the Plan as directors instead of as employees, references to termination of employment shall mean termination as a director.

SECTION 8. PAYMENT TO BENEFICIARY OR REPRESENTATIVE.
----------------------------------------------------

         8.1. If the Eligible Executive dies before receiving all of his or her Vested Balance, the Company shall pay the remaining balance to the beneficiary most recently designated by the Eligible Executive (or, if no such beneficiary shall survive the Eligible Executive or if no beneficiary has been designated, to the beneficiary designated by the Eligible Executive under the Company's group term life insurance plan, or if no such beneficiary has been designated under the group term life insurance plan, to the Eligible Executive's estate) either by payment of one lump sum or by continuing the schedule of payments in effect at death, as the Administrative Committee in its sole discretion shall determine. The provisions of 7.6 shall apply.

SECTION 9. ADMINISTRATION.
--------------------------

         9.1. ADMINISTRATION OF THE PLAN. The Plan shall be administered by an Administrative Committee (the "Administrative Committee") which shall be appointed by the Compensation Committee. The Administrative Committee shall have full power, discretion and authority to interpret, construe and administer this Plan and any part hereof, and the Administrative Committee's interpretation and construction thereof, and actions hereunder, shall be binding and conclusive on all persons for all purposes. The Administrative Committee may employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and may rely on the opinion of such counsel or the computations of such consultant or other agent. The Administrative Committee shall provide for the keeping of written minutes of its actions hereunder.

         9.2. PARTICIPANT STATEMENTS. The Administrative Committee shall provide to each Eligible Executive, at least annually, a statement setting forth the balance to the credit of the account of such Eligible Executive. Such statement shall be provided no later than 60 days following the end of each Plan year.

         9.3. PLAN YEAR. This Plan shall be administered on an annual basis. The Plan year shall begin August 1 and end July 31 of the subsequent calendar year.



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SECTION 10. CLAIMS PROCEDURE.
-----------------------------

         10.1. REQUEST. Any person claiming a benefit under the Plan, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee. The Chair of the Administrative Committee shall respond in writing as soon as practicable.

         10.2. DENIAL. If the claim or request is denied, the written notice of denial shall state:

                  (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

                  (b) A description of any additional material or information required and an explanation of why it is necessary.

                  (c) An explanation of the Plan's claim review procedure.

         The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

         10.3. REVIEW OF DECISION. Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the full Administrative Committee. The original decision shall be reviewed by the Administrative Committee. The Administrative Committee may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing. The decision on review ordinarily shall be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

SECTION 11. TRUST; UNSECURED GENERAL CREDITOR.
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         11.1. TRUST. The Company may establish a trust with a financial institution for payment of benefits under this Plan. The trust shall be a grantor trust for tax purposes. The trust shall provide that any assets contributed to the trustee shall be used exclusively for payment of benefits under this Plan except in the event the Company becomes insolvent. In the event of insolvency, the trust fund shall be available for payment of obligations of the Company to its creditors.

         11.2. PAYMENT OTHER THAN FROM TRUST. Except as provided in Section 11.1, any amounts payable under this Plan shall be paid in cash from the general funds of the Company. The Eligible Executive and any beneficiary shall have no right, title or interest



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whatever in or to any investment which the Company may make to aid it in meeting its obligation hereunder or to any assets of the Company. Nothing contained in this Plan, and no action taken pursuant to the Plan provisions, shall create or be construed to create a fiduciary relationship between the Company and the Eligible Executive or a beneficiary.

         11.3. UNSECURED CREDITOR. To the extent that any person acquires a right to receive payments from the Company hereunder such right shall be no greater than the right of an unsecured creditor of the Company. Rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Eligible Executive or of the Eligible Executive's beneficiaries. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

SECTION 12. WITHHOLDING.
------------------------

         12.1. WITHHOLDING OF PLAN BENEFITS. The Company shall withhold, or cause to be withheld, from any benefits payable under this Plan all Federal, state, city or other taxes as required pursuant to any law or governmental regulation or ruling.

         12.2. WITHHOLDING ON AMOUNTS CREDITED. The Company shall withhold from current compensation to the Eligible Executive amounts required to be withheld pursuant to applicable law in respect of amounts credited to the Eligible Executive under this Plan.

SECTION 13. EMPLOYMENT AND BENEFITS RIGHTS.
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         13.1. EFFECT ON OTHER PLANS. Any benefit payable under this Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company for the benefit of its employees or directors except to the extent otherwise provided in such plan or arrangement or required to comply with laws applicable to such plan or arrangement.

         13.2. NOT A CONTRACT OF EMPLOYMENT. This Plan is not a contract of employment and shall not affect any employment rights of the Eligible Executive or the right or ability of the Company to terminate the Eligible Executive's employment with or without cause.

         13.3. OTHER BENEFITS. This Plan shall be in addition to any rights of the Eligible Executive under any other agreement with the Company, if any, and shall not affect or reduce any benefit or compensation inuring to the Eligible Executive of a kind not expressly provided for in this Plan.



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SECTION 14. BINDING EFFECT: NONASSIGNABILITY.
---------------------------------------------

         14.1. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Eligible Executive and the Eligible Executive's designees and estate. Neither the Eligible Executive nor the Eligible Executive's designees or estate shall commute, encumber, sell or otherwise dispose of the right to receive the payments provided for in this Plan, which payments and the rights thereto are expressly declared to be nontransferable and nonassignable.

SECTION 15. AMENDMENT.
----------------------

         15.1. This Plan may be amended, suspended or terminated, in whole or in part, by the Board of Directors of the Company, but no such action shall retroactively impair or otherwise adversely affect the rights of any person to benefits under this Plan which have accrued prior to the date of such action, as determined by the Administrative Committee. Any amendment which materially impairs or otherwise adversely affects the prospective rights of any person to benefits under this Plan shall be effective only for calendar years which follow the year in which notice to Eligible Executives is given.

SECTION 16. GOVERNING LAW.
--------------------------

         16.1. This Plan shall be governed by the laws of the State of Delaware from time to time in effect.

SECTION 17. MISCELLANEOUS.
--------------------------

         17.1. The captions preceding the Sections hereof have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

         Executed on behalf of the Company, effective as of the date first written above.

                                     THOR INDUSTRIES, INC.
                                     By: /s/ Wade F.B. Thompson
                                         -----------------------------------
                                     Title: Pres
                                            ------------------------------
                                     Date:  10/6/97
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